Exhibit 99.2

FOR IMMEDIATE RELEASE

GAMING PARTNERS INTERNATIONAL CORPORATION ANNOUNCES

NEW CORPORATE OFFICER FOR NORTH AMERICAN OPERATIONS

(LAS VEGAS) – Gaming Partners International Corporation (NASDAQ: GPIC), announced today the appointment of Gregory Gronau as Executive Vice President and Chief Operating Officer for the company effective immediately. Gronau will assume duties that include management of the company’s U.S. and Mexico operations conducted through its subsidiary, Gaming Partners International USA, Inc. The hiring is part of a succession plan necessitated by the planned retirement of longtime President and Chief Executive Officer Gerard Charlier. Charlier is due to retire in September 2009.

Gronau has enjoyed a successful career in the gaming industry with extensive experience in both manufacturing operations and the emerging technologies that are becoming critically important for this business sector. Commenting on Mr. Gronau’s selection, GPIC Chairperson of the Board, Elisabeth Carrette said, “We’ve been searching for a person with the right mix of skills and expertise to manage our operations in the United States and Mexico and be able to help lead the company to greater achievements and market dominance. Mr. Gronau’s wealth of experience will be instrumental in the strategic direction of the company for years to come.”

Gronau joins GPIC after serving as President and CEO of Cadillac Jack. He previously served as Vice President of Operations for Shuffle Master, Inc. and Vice President of Distribution Services for WMS Industries. His areas of responsibilities with GPIC will include manufacturing, sales, and marketing operations for North America. “Greg brings a level of expertise that will be very important to the future of this company and his skills are well-suited to Gaming Partners International,” said Gerard Charlier, President and Chief Executive Officer of GPIC.  Speaking about his new position, Gronau said, “I am very excited about the opportunity to join this phenomenal organization. GPIC has enjoyed a stellar reputation in the gaming industry and has long been recognized as the dominant player in the table game equipment and casino currency arena.” Gronau continued, “With the market set to grow into new areas and the expansion of RFID in the industry, GPIC is well positioned to be able to capitalize on its strengths.”

A native of Illinois, Gronau attended the University of Illinois at Chicago and has been active in numerous community and civic organizations throughout his career.

About Gaming Partners International Corporation

Gaming Partners International Corporation, or GPIC, manufactures and supplies (under the brand names of Paulson®, Bourgogne et Grasset® and Bud Jones®) gaming chips including 125 KHz and 13.56 MHz RFID chips, jetons and plaques, RFID readers, wheels, tables, layouts, playing cards, dice and other products that are used with casino table games. GPIC is headquartered in Las Vegas, Nevada, with offices in Beaune, France; San Luis Rio Colorado, Mexico; Atlantic City, New Jersey; and Gulfport, Mississippi. GPIC sells its casino products directly to licensed casinos throughout the world. For additional information about GPIC, visit our web site at www.gpigaming.com

Safe Harbor Statement

This release contains “forward-looking statements” based on current expectations but involving known and unknown risks and uncertainties, such as the expected growth potential and success of the RFID-embedded casino currency market and the ability of GPIC to capitalize on any such growth opportunities.  Actual results or achievements may be materially different from those expressed or implied. GPIC’s plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of, acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond its control. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

Additional information concerning factors and risks that could affect these forward-looking statements and GPIC’s financial condition and results of operations are included in GPIC’s Annual Report on Form 10-K for the year ended December 31, 2007 as well as subsequent quarterly reports on Form 10-Q and other reports filed from time to time with the Securities and Exchange Commission. .

For more Information please contact:

GPIC Contact:
David W. Grimes, CFO
702-598-2400
dgrimes@gpigaming.com